UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive, Suite 250, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

(703) 391-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 1, 2005, Talk America Holdings, Inc. (the “Company”) issued a release announcing its financial results for the fourth quarter and year ended December 31, 2004. A copy of the release is attached as Exhibit 99.1.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

(a)     On February 16, 2005, the Company announced that it was reviewing its accounting for certain items and that it was in the process of determining whether some of them should have been recorded in earlier periods. On February 25, 2005, the Company’s Audit Committee, after discussion with Company management and consultation with the Company’s independent registered public accounting firm, concluded that the previously issued financial statements of the Company for the fiscal quarters in 2003, for the fiscal year ended December 31, 2003 and for the fiscal quarters ended March 31, June 30 and September 30, 2004 should not be relied upon because of items requiring correction in those financial statements, and approved management’s recommendation that the Company’s financial statements included in its Annual Report on Form 10-K, as previously amended by its Form 10-K/A, for the year ended December 31, 2003 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 in 2003 and 2004 should be restated to make the necessary accounting corrections. Accordingly, the financial statements in the Company reports filed with the Securities and Exchange Commission covering the periods noted should not be relied upon until restatements of such financial statements are filed with the Securities and Exchange Commission.

In the course of the Company’s year-end closing process and in considering certain comments that the Company received from the Securities and Exchange Commission in respect of its 2003 Form 10-K Report and its 2004 Form 10-Q Quarterly Reports, the Company’s management determined that the Company should correct its accounting for certain items, as described below:

•	Correcting for the impact of state tax matters, recorded in 2004, not accounted for in 2003, which understated the 2003 tax benefit and deferred tax assets.

•
The recognition of the deferred tax assets and corresponding reduction of goodwill beginning in the quarter ended September 30, 2003, related to net operating losses acquired as part or our acquisition of Access One.

•	Certain customer fee revenue earned in 2003 and 2004 that was misclassified as a liability should have been recorded as revenue in our reported financial information for those periods.

•
In calculating the number of fully diluted shares and the Company’s diluted net income per share in its reported financial information for the quarters ended September 30, 2003 and December 31, 2003, and full year 2003 and the first three quarters of 2004, the Company excluded the deferred tax benefit of option exercises and, accordingly, overstated the number of fully diluted shares outstanding.

The following table summarizes the effect of the anticipated adjustments described above on the Company’s previously reported net revenue, net income and fully diluted earnings per share.

(in 000s, except per share data) (Unaudited)	2003					2004
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3
Revenues:
Reported	$87,843	$93,748	$99,929	$101,143	$382,663	$109,321	$114,881	$120,537
As Restated	88,202	93,906	100,178	101,407	383,693	109,619	115,213	120,929

Operating Income:
Reported	$15,179	$19,027	$17,620	$13,432	$65,258	$14,103	$13,973	$13,864
As Restated	15,538	19,185	17,869	13,696	66,288	14,401	14,305	14,256

Pre-Tax Income:
Reported	$14,961	$17,500	$16,106	$12,197	$60,764	$13,387	$13,573	$14,486
As Restated	15,319	17,658	16,355	12,461	61,793	13,685	13,905	14,878

Net Income:
Reported	$9,126	$10,675	$51,566	$7,094	$78,461	$8,356	$8,548	$9,147
As Restated	9,343	10,771	54,102	7,601	81,817	8,288	8,422	9,011

Fully Diluted EPS:
Reported	$0.32	$0.37	$1.74	$0.25	$2.75	$0.29	$0.30	$0.32
As Restated	0.32	0.37	1.88	0.27	2.94	0.29	0.30	0.32

Fully Diluted Shares:
Reported	29,940	29,562	29,761	28,884	28,514	28,862	28,694	28,212
As Restated	29,940	29,570	28,877	28,107	27,806	28,130	28,039	27,737

With the exception of the deferred tax assets recorded in connection with the Access One acquisition, these changes are immaterial to the Company’s balance sheet and cash flow statements for the periods proposed to be restated.

The decision to restate prior financial statements as discussed above was made by the Company’s Audit Committee, upon the recommendation of the Company’s management and with the concurrence of the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Company’s Audit Committee has discussed the matters related to the restatements disclosed in this Current Report with its independent registered public accounting firm.

The Company’s management continues to review its internal controls over financial reporting and whether the facts and circumstances underlying the accounting corrections reflected in the restatements constitute “material weaknesses” as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2. The fact that the Company will restate its financial statements, as described above, indicates “material weaknesses” as defined by these standards.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

99.1	Release dated March 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2005	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

  Exhibit Number  Description

99.1	Release dated March 1, 2005.